Exhibit 99.1

SYNCHROLOGIC, INC.

200 NORTH POINT CENTER EAST, SUITE 600

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the Proxy Statement and appoints Said Mohammadioun and Doug Hadaway, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of common and preferred stock of Synchrologic, Inc. (“Synchrologic”) held of record by the undersigned on                     , 2003, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of Synchrologic to be held                     , 2003, at 9:00 a.m., Pacific Standard Time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth below.

1. To consider and approve the proposed merger of Homerun Acquisition Corporation, a wholly owned subsidiary of Pumatech, Inc. (“Pumatech”) with and into Synchrologic, resulting in Synchrologic becoming a wholly owned subsidiary of Pumatech, as described in the Agreement and Plan of Merger included as Annex A to the joint proxy statement/prospectus accompanying this Proxy (the “Merger Agreement”).

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

2. To consider and approve the amendment to Synchrologic’s articles of incorporation to conform the provisions in the articles of incorporation relating to the distribution of Pumatech common stock among the various classes and series of Synchrologic capital stock to the allocations for such classes and series set forth in the Merger Agreement.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

(Please date and sign on reverse side)

This Proxy, when properly executed, will be voted in the manner directed herein. THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS LISTED AND FOR THE OTHER PROPOSALS IF NO SPECIFICATION IS MADE.

Dated:                     , 2003

—————————————

Signature

—————————————

Signature if held jointly

Please sign exactly as your name(s) is (are) shown on the stock certificate to which the Proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title, as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership’s name by an authorized person.

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.